As filed with the Securities and Exchange Commission on May 26, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN RIVER BANKSHARES

(Exact Name of Registrant as Specified in Its Charter)

California	68-0352144
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3100 Zinfandel Drive

Suite 450

Rancho Cordova, California 95670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American River Bankshares 2020 Equity Incentive Plan

(Full Title of Plan)

David E. Ritchie, Jr.

President and Chief Executive Officer

3100 Zinfandel Drive

Suite 450

Rancho Cordova, California 95670

(916) 851-0123

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Craig D. Miller, Esq.

Manatt, Phelps & Phillips, LLP

One Embarcadero Center

San Francisco, California 94111

(415) 291-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, no par value per share(2)	250,000	$10.025	$2,506,250	$325.31

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2020 Equity Compensation Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or any other transaction in accordance with the terms of the 2020 Plan.

(2)           Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of American River Bankshares common stock reported on the Nasdaq Global Select Market on May 21, 2020.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The documents listed below have been filed with the Securities and Exchange Commission by American River Bankshares (the “Registrant”) (File No. 000-31525) and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed:

(1) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 21, 2020 (including such information in Part III therein incorporated by reference from the Registrant’s definitive proxy statement filed on April 9, 2020);

(2) Registrant’s Current Reports on Form 8-K filed on January 16, 2020, January 23, 2020, April 9, 2020, April 16, 2020 and May 22, 2020 (other than any information deemed furnished rather than filed in accordance with the rules and regulations of the Securities and Exchange Commission);

(3) Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 7, 2020;

(4) The description of the Registrant’s common stock contained in the Registrant’s registration statement filed by the Registrant pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or reports filed that update the description.

Please note that all other documents and reports filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remain unsold of this offering will be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

American River Bankshares is incorporated under the California General Corporation Law. Section 317 of the California General Corporation Law (“Section 317”) provides a statutory framework covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Registrant. Section 317 provides that indemnification against expenses actually and reasonably incurred shall be made to any officer or director who has been successful on the merits with respect to the defense of any proceeding but does not require indemnification in other circumstances.

3

Section 317 provides that a corporation may indemnify any agent of the Registrant including officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of that person’s service on behalf of the Registrant, provided the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Registrant.

Section 317 further provides that the Registrant may indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Registrant against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the Registrant and its shareholders. However, in actions brought by or in the right of the Registrant, indemnification is not available without court approval for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is disposed of by settlement or otherwise. Further, with respect to matters for which the agent shall have been adjudged to be liable to the Registrant, indemnification for expenses is permissible only to the extent the court shall determine that the agent is fairly and reasonably entitled to indemnification.

In addition, Section 317 provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the Registrant’s Articles of Incorporation. Section 317 permits the advancing of expenses incurred in defending any proceeding against an agent of the Registrant by reason of that person’s service on behalf of the Registrant upon the giving of an undertaking, by the indemnified person to repay those sums in the event it is later determined that the person is not entitled to be indemnified. Finally, Section 317 permits the Registrant to procure insurance on behalf of its directors, officers, and other corporate agents against liability asserted against or incurred by these individuals even if the Registrant would not otherwise have the power under applicable law to indemnify them for their expenses. The Registrant’s charter documents provide that each person who is or was a director or officer of the corporation (or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise) including any current or former director or officer who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an agent, is entitled to indemnification.  The Registrant has entered into indemnification agreements with its directors and officers. The Registrant also maintains directors’ and officers’ liability insurance

Item 7.           Exemption From Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
4.1	Articles of Incorporation of the Registrant, as amended (1)

4.2	Amended and Restated Bylaws of the Registrant, as amended (2)

4.3	2020 Equity Incentive Plan (3)

4.4	Form of Stock Option Grant Agreement (4)

4.5	Form of Restricted Stock Grant Agreement (5)

4.6	Description of American River Bankshares’ Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (6)

5.1	Opinion of Manatt, Phelps & Phillips, LLP *

4

23.1	Consent of Crowe LLP *

23.2	Consent of Manatt, Phelps & Phillips, LLP (Included in Exhibit 5.1) *

24.1	A power of attorney is set forth on the signature page to this Registration Statement

*Filed herewith

(1)	Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the Securities and Exchange Commission on May 10, 2011.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2019.
(3)	Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2020.
(4)	Filed as Exhibit 10.2 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on May 22, 2020.
(5)	Filed as Exhibit 10.3 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on May 22, 2020.
(6)	Filed as Exhibit 4.2 to the Registrant’s Form 10-K, filed with the Securities and Exchange Commission on February 21, 2020.

Item 9.           Undertakings.

(a)                   The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5

(b)                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on May 26, 2020.

AMERICAN RIVER BANKSHARES
(Registrant)

/s/ David E. Ritchie, Jr.
David E. Ritchie, Jr.
President and Chief Executive Officer

Each of the undersigned hereby appoints each of David E. Ritchie, Jr. and Mitchell A. Derenzo, and each of them, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, any other registration statements and exhibits thereto that is the subject of this registration statement filed pursuant to Rule 462 under such Act, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive Officer (Principal Executive Officer)
/s/ David E. Ritchie, Jr.		May 26, 2020
David E. Ritchie, Jr.
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Mitchell A. Derenzo		May 26, 2020
Mitchell A. Derenzo

/s/ Charles D. Fite	Chairman/Director	May 26, 2020
Charles D. Fite

/s/ Nicolas C. Anderson	Director	May 26, 2020
Nicolas C. Anderson

/s/ Kimberly A. Box	Director	May 26, 2020
Kimberly A. Box

/s/ Jeffrey Owensby	Director	May 26, 2020
Jeffrey Owensby

/s/ Julie A. Raney	Director	May 26, 2020
Julie A. Raney

/s/ William A. Robotham	Director/Vice Chairman	May 26, 2020
William A. Robotham

/s/ Philip A. Wright	Director	May 26, 2020
Philip A. Wright
7